COMMON STOCK AND WARRANTS PURCHASE AGREEMENT

This Common Stock and Warrants Purchase Agreement (the "Agreement") is dated and made effective December 13, 1999, by and among Ramtron International Corporation, a Delaware corporation (the "Corporation"), and each of the undersigned purchasers severally (a "Purchaser" and, cumulatively, the "Purchasers").

The Corporation and the Purchasers hereby agree as follows:

Section 1. Authorization, Purchase and Sale of Shares of Common Stock and of Warrants

1.1 Authorization of the Stock and Warrants. The Corporation has authorized issuance and sale of up to 1,250,000 shares of its Common Stock (the "Stock") and of 2,500,000 Common Stock Purchase Warrants (as hereinafter defined, the "Warrants") to the Purchasers on the terms and conditions set forth herein.

1.2 Sale and Purchase of the Stock and Warrants. Subject to the terms of and the satisfaction or waiver of the conditions set forth in this Agreement, the issuance, sale and purchase of the Stock and the Warrants shall be consummated in one closing (hereinafter referred to as the "Closing"). At the Closing, subject to the terms and conditions hereof and in reliance upon the representations, warranties and agreements contained herein, the Corporation shall issue and sell to each Purchaser and each Purchaser shall purchase from the Corporation: (a) the number (the "Purchase Number") of shares of Stock set forth under such Purchaser's name on the signature pages hereof for a purchase price of $5.4066 per share (the "Share Purchase Price"), which is equal to the average of the last recorded sale price for the Corporation's Common Stock on The Nasdaq SmallCap Market on each of the five business days immediately preceding the Closing Date (as hereinafter defined), (b) warrants having a two-year exercise term to purchase the Purchase Number of shares of the Corporation's Common Stock at an exercise price equal to two hundred percent (200%) of the Share Purchase Price (the "A Warrants"), for a warrant purchase price of $0.125 per warrant, and (c) warrants having a two-year exercise term to purchase the Purchase Number of shares of the Corporation's Common Stock at an exercise price equal to three hundred percent (300%) of the Share Purchase Price (the "B Warrants"), for a warrant purchase price of $0.125 per warrant. The A Warrants and the B Warrants are cumulatively herein called the "Warrants." The shares of the Corporation's Common Stock issuable upon exercise of the A Warrants and B Warrants are sometimes hereinafter collectively called the "Warrant Shares." The Warrants will be in the form and have the content of Exhibit A hereto, with the respective exercise prices inserted in the A Warrants and the B Warrants.

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Section 2.  Closing, Payment and Delivery

2.1 Closing Date and Place of Closing. The Closing shall be held as soon as practicable, and in no event more than two (2) business days, after execution of this Agreement, on such date as the Corporation and the Purchasers may agree (the "Closing Date") and shall be held at the offices of the Corporation, Ramtron International Corporation, 1850 Ramtron Drive, Colorado Springs, Colorado 80921 or at such other place as the Corporation and the Purchasers may agree.

2.2 Payment and Delivery; Unaffiliated Purchasers. At the Closing, each Purchaser will pay or cause to be paid to the Corporation by wire funds transfer in accordance with the Corporation's wiring instructions the entire purchase price for the Stock and Warrants to be purchased by such Purchaser. The Corporation will deliver in advance of the Closing to an institutional custodian or other agent designated by the Purchasers, certificates, registered in such name or names as each Purchaser shall respectively designate in writing to the Corporation, or, if no designation is received prior to the Closing Date, one certificate for all Stock and one certificate each for the A Warrants and the B Warrants in each respective Purchaser's name, representing all of the Stock and Warrants purchased with instructions that such certificates are to be held for the respective accounts of the Purchasers upon payment of the purchase price. The obligations in this Agreement of each Purchaser shall be separate from the obligations of each other Purchaser and shall relate solely to the Stock and Warrants to be purchased by such Purchaser. The obligations of the Company with respect to each Purchaser shall be separate from the obligations of the Company to each other Purchaser and shall not be conditioned as to any Purchaser upon the performance of the obligations of any other Purchaser.

2.3 Covenant of Best Efforts and Good Faith. The Corporation and the Purchasers agree to use their respective best efforts and to act in good faith to cause to occur all conditions to Closing which are in their respective control.

Section 3.  Representations and Warranties of the Corporation

The Corporation hereby represents and warrants to the Purchasers that:

3.1 (a) Corporate Power, Qualification and Standing. The Corporation and its subsidiaries are validly existing and in good standing under the laws of their respective jurisdictions of incorporation and each of them is qualified to transact business in each jurisdiction in which its ownership of property or conduct of activities requires such qualification. The Corporation has all requisite corporate power and authority to enter into this Agreement, to sell the Stock and Warrants and to carry out and perform its other obligations under this Agreement and the Warrants.

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     (b)  Capital Structure. The authorized capital stock of Corporation consists of 50,000,000 shares of Common Stock, $0.01 par value, and 10,000,000 shares of Preferred Stock, $0.01 par value, of which there are 13,656,606 shares of Common Stock and 872 shares of Preferred Stock issued and outstanding shares as of the date hereof. All outstanding shares of the Corporation's Common Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Certificate of Incorporation or Bylaws of the Corporation or any agreement to which the Corporation is a party or by which it is bound.

3.2 S.E.C. Reports; Financial Statements. The common stock of the Corporation is registered under Section 12(b) or (g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Corporation is in full compliance with its reporting and filing obligations under the Exchange Act. The Corporation has delivered to each Purchaser its Annual Reports to shareholders and its reports on Form 10K for its last two fiscal years and all of its quarterly reports to shareholders, quarterly reports on Form 10Q, and each other report, registration statement, definitive proxy statement or other document filed with the S.E.C. under the Exchange Act since December 31, 1998 (collectively, the "SEC Reports"). All documents required to be filed as exhibits the SEC Reports have been filed. The SEC Reports do not (as of their respective dates) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The audited and unaudited financial statements of the Corporation included in the SEC Reports (the "Financial Statements") are complete as of their respective dates and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as stated in such Financial Statements or the notes thereto) and fairly present the financial position of the Corporation and its consolidated subsidiaries as of the dates thereof and the results of their operations and changes in financial position for the periods then ended. Except as publicly disclosed by the Corporation in the SEC Reports or otherwise, since December 31, 1998, there has been no material adverse change in the business, financial condition, or results of operations of the Corporation and its subsidiaries taken together, and except as disclosed in the SEC Reports there is no existing condition, event or series of events which can reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Corporation and its subsidiaries taken together, or the Corporation's ability to perform its obligations under this Agreement.

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3.3  Authorization; No Conflict.  The Corporation's execution and delivery of this Agreement and issuance and sale of the Stock and the Warrants to the Purchasers, and the reservation for issuance and issuance in accordance with the terms of the Warrants of the Warrant Shares, have been duly authorized by all necessary corporate action of the Corporation, and the Stock and the Warrant Shares when issued will be duly and validly issued, fully paid and non-assessable, and free of all liens, claims and encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof. The Corporation's execution and delivery of this Agreement and issuance and sale of the Stock and the Warrants to the Purchasers, and the reservation for issuance and issuance of the Warrant Shares in accordance with the terms of the Warrants, does not and will not require the approval of the Corporation's shareholders under Delaware law, or under the applicable rules of The Nasdaq Stock Market or of the SEC. Performance by the Corporation of its obligations under this Agreement will not conflict with or violate (i) the Certificate of Incorporation or Bylaws of the Corporation, (ii) any indenture, loan agreement, lease, mortgage or other material agreement binding on the Corporation, (iii) any order of a court or administrative agency binding on the Corporation, or (iv) any applicable law or governmental regulation; and such performance does not and will not require the permission or approval of any governmental agency other than (A) the Securities and Exchange Commission in connection with registration of the Purchasers' resale of the Stock and Warrant Shares and (B) notice to The Nasdaq National Market of such issuance as required pursuant to the Nasdaq Rules, and will not result in the imposition or creation of any lien or charge against any assets of the Corporation. Except (X) the agreement by the Corporation to pay to Edward A. Zabitsky/ACI Research a placement agency fee of an amount equal to six percent (6%) of the purchase price of the Stock paid by the Purchasers, and to issue to Mr. Zabitsky that number of warrants equal to six percent (6%) of the cumulative number of Warrants issued to the Purchasers introduced to the Company by Mr. Zabitsky; (Y) the agreement by the Corporation to issue Common Stock and Warrants to another institutional investor (the "Contemporaneous Investor") on substantially the same terms as the sale to the Purchasers hereunder; and (Z) except as disclosed in the Financial Statements or SEC Reports (I) the Corporation has no obligation to redeem or repurchase any of its equity securities, (II) no shareholder or other person has pre-emptive or other rights to acquire equity securities of the Corporation, and (III) the Corporation has no obligation to register any of its securities other than pursuant to Section 7 of this Agreement or as disclosed on Exhibit B hereto.

3.4 Material Agreements; No Defaults. All material indentures, loan agreements, leases, mortgages and other agreements binding on the Corporation or its subsidiaries are identified in the list of exhibits contained in the Corporation's most recent 10K report or are exhibits to SEC Reports subsequently filed (cumulatively, "Other Agreements"), except agreements entered into in the ordinary course of business which are not required to be so identified. No material default on the part of the Corporation or any of its subsidiaries (including any event which, with notice or the passage of time, would constitute a default) exists under any of the Other Agreements.

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3.5  Material Liabilities.  Except for liabilities disclosed in the Financial
Statements or the SEC Reports, and obligations under the Other Agreements, the Corporation and its subsidiaries have no material liabilities or obligations, absolute or contingent, other than liabilities arising in the ordinary course of business subsequent to the date of the most recent of the Financial Statements.

3.6 Properties. The Corporation owns all outstanding shares of its subsidiaries, and the Corporation and its subsidiaries (i) have good and valid title to the properties and assets reflected in the Financial Statements as owned by them, (ii) have valid leasehold interests in the properties leased by them, and (iii) own or have the right to use under valid license agreements all trademarks, trade names, copyrights, patents and other intellectual property rights regularly utilized by them; subject in each case to no material liens, security interests or adverse claims except as disclosed in the Financial Statements or SEC Reports and subject to the rights of the parties in the Other Agreements.

Intellectual Property.

    (a) The Corporation and its subsidiaries own, or are licensed or otherwise possess legally enforceable and unencumbered rights to use, all patents, trademarks, trade names, service marks, domain names, database rights, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code, except in circumstances where Corporation only possesses a license to the object code form, and object code form), and tangible or intangible proprietary information or material ("Intellectual Property") that are used in the respective businesses of Corporation and its subsidiaries. The Corporation owns and possesses source code for all software, if any, owned by Corporation and owns or has valid licenses and possesses source code for any software embedded in any products owned, distributed and presently supported by Corporation. Except as disclosed in the SEC Reports and exhibits thereto and the Corporation's public announcements and press releases made from time to time, the Corporation has not (i) licensed any of its Intellectual Property in source code form to any party or (ii) entered into any exclusive agreements relating to its Intellectual Property.

    (b) The SEC Reports and exhibits thereto and the Corporation's public announcements and press releases made from time to time disclose
         (i) all patents and patent applications and all registered trademarks, trade names and service marks, registered copyrights, and maskworks included in them Intellectual Property, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all licenses, sublicenses and

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         other agreements as to which Corporation is a party and pursuant to which any person is authorized to use any Intellectual Property (except for non-material licenses entered into by Corporation in the ordinary course of business), and (iii) all licenses, sublicenses and other agreements as to which Corporation is a party and pursuant to which Corporation is authorized to use any third party patents, trademarks or copyrights, including software ("Third Party Intellectual Property Rights") which are incorporated in, are, or form a part of any Corporation product, other than commercially available, off-the-shelf software.

    (c) The Corporation knows of no unauthorized use, disclosure, infringement or misappropriation of any material Intellectual Property rights of the Corporation or any of its subsidiaries, or of any material Intellectual Property right of any third party to the extent licensed by or through Corporation or any of its subsidiaries, by any third party, including any employee or former employee of Corporation or any of its subsidiaries. Neither the Corporation nor any of its subsidiaries has entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in purchase orders, license agreements and distribution and other customer agreements disclosed in the SEC Reports and exhibits thereto and the Corporation's public announcements and press releases made from time to time or arising in the ordinary course of business.

    (d) So far as is known by the Corporation, except as disclosed in the SEC Reports and exhibits thereto and the Corporation's public announcements and press releases made from time to time, (i) all patents, trademarks, service marks and copyrights held by Corporation or its subsidiaries are valid and subsisting; (ii) neither the Corporation or any of its subsidiaries (A) has been sued in any suit, action or proceeding (or received any notice or, to the Corporation's knowledge, threat) which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party or (B) has brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party; and (iii) the manufacture, marketing, licensing or sale of Corporation's products does not infringe any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party.

    (e) The Corporation and its subsidiaries have taken all reasonably necessary steps to protect and preserve the confidentiality of its and their respective Intellectual Property not otherwise protected by patents or patent applications or copyright ("Confidential Information"). All use, disclosure or appropriation of any material Confidential Information by or to a third party has been pursuant to the terms of a written agreement between Corporation and such third party.

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3.8  Litigation.  There are no material legal actions, arbitrations, or administrative proceedings pending against the Corporation or its subsidiaries, except for the matters disclosed in the SEC Reports or in Exhibit B hereto.

3.9 Tax Matters. The Corporation and its subsidiaries have filed on a timely basis all tax returns required to be filed by them and have paid their taxes prior to delinquency, and have made adequate accruals for tax liabilities on the Financial Statements in accordance with generally accepted accounting principles.

3.10 ERISA Compliance. Neither the Corporation nor any of its subsidiaries has incurred any material funding deficiency within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any material liability to the Pension Benefit Guarantee Corporation in connection with any employee benefit plan. The Corporation and its subsidiaries are in compliance in all material respects with all applicable provisions of ERISA, and have no obligations with respect to any multi-employer plan. No "reportable event" as such term is defined in ERISA, which may result in any material liability, has occurred with respect to any employee benefit or other plan maintained for employees of the Corporation or any subsidiary.

3.11 Environmental Matters. Except as disclosed in the SEC Reports, neither the Corporation nor any of its subsidiaries (i) has been notified by any governmental authority that it is, or may be, a Responsible Party (as defined in the "Environmental Regulations") with respect to cleanup or remediation of any environmental condition or hazardous waste site, (ii) has violated any law, regulation, order or requirement of governmental authority with respect to Hazardous Substances, or (iii) has incurred any material liability for violation or noncompliance with applicable Environmental Regulations. The term "Environmental Regulations" means any law, regulation, order or requirement relating to protection of the environment, including without limitation, the Clean Air Act, the Clean Water Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Hazardous Materials Transportation Act and the Toxic Substances Control Act and any applicable equivalent state laws. The term "Hazardous Substance" means any substance defined or listed as such in any Environmental Regulation.

3.12 Compliance with Laws. Each of the Corporation and its subsidiaries has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as would not be reasonably expected to have a material adverse effect on the Corporation.

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3.13  Other Matters.  The Corporation is not now and will not be after giving effect to the receipt of the proceeds from the sale of the Stock and Warrants an "Investment Company" within the meaning of the Investment Company Act of 1940, nor will it be controlled by or acting on behalf of any person which is such an investment company. The Corporation is not selling the Stock and Warrants "for the purpose of purchasing or carrying any margin stock" within the meaning of Regulation G of the Board of Governors of the Federal Reserve System. Except for its offer to the Contemporaneous Investor, the Corporation has not offered the Stock and Warrants to any person other than the Purchasers.

3.14 Representations Complete. None of the representations or warranties made by Corporation herein or in any Schedule hereto, or certificate furnished by Corporation pursuant to this Agreement, or the SEC Reports, when all such documents are read together in their entirety, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

Section  4.  Representations and Warranties of the Purchasers

Each of the Purchasers represents and warrants to the Corporation that:

4.1 Corporate Power and Authority. It is validly existing and in good standing with all requisite power and authority to enter into this Agreement and carry out its obligations hereunder and has taken all actions necessary to authorize it to enter into this Agreement and carry out such obligations and the execution, delivery and performance of this Agreement will not violate any law, regulation or agreement binding on Purchaser.

4.2 Authorization; No Conflict. Execution and delivery of this Agreement and performance of its obligations hereunder, including payment of the purchase price for the Stock purchased by it, have been duly authorized by all necessary corporate action and such execution, delivery and performance will not conflict with or violate (i) its charter documents or bylaws, or other constitutive documents, (ii) any indenture, loan agreement, lease, mortgage or other material agreement binding on it, (iii) any order of a court or administrative agency binding on it, or (iv) any applicable law or, governmental. regulation; and such execution, delivery and performance does not and will not require the permission or approval of any governmental agency or other party.

Purchase for Investment only.

    (a) It is acquiring the Stock and the Warrants solely for investment and not with the view to, or for resale in connection with, any distribution thereof. It is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the "Act"). It understands that

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         the Stock has not been registered under the Act nor qualified under any State blue sky law by reason of specified exemptions therefrom which depend upon, among other things, the bona fide nature of its investment intent as expressed herein. It understands that its investment in the Stock and Warrants involves a high degree of risk and that the economic risk of its investment must be borne indefinitely, unless the Stock or Warrant Shares are registered pursuant to the Act and any applicable state securities laws or an exemption from such registration is available, and that the Company has no present intention of registering such securities other than as contemplated by Section 7.

    (b) It is not an affiliate (within the meaning of the Exchange Act) of the Company or of any other Purchaser and is not acting in association or concert with any other Purchaser in regard to its purchase of Stock and Warrants or otherwise in regard to the Company. Its investment in Shares and Warrants is not for the purpose of acquiring, directly or indirectly, control of, and it has no intent to acquire or exercise control of, the Company or to influence the decisions or policies of the Company's Board of Directors. It acknowledges and agrees that its ability to exercise Warrants is conditioned on its ownership of the Company's Common Stock not exceeding 15% of the Company's Common Stock outstanding at the time of exercise.

4.4 Information. It has been furnished all materials relating to the business, finances and operations of the Corporation and materials relating to the offer and sale of the Shares and Warrants which it has requested. Purchaser has been afforded the opportunity to ask questions of the Corporation, and its officers, directors, employees and agents, and has received what Purchaser believes to be complete and satisfactory answers to any such inquiries.

4.5 No Trading in Common Stock. Neither Purchaser nor any person trading on its behalf has engaged in any bids for, or purchases or sales of, the Corporation's Common Stock during the period beginning six (6) trading days prior to the Closing Date and ending on the trading day immediately preceding the Closing Date.

4.6 Rule 144. It acknowledges that the Stock, Warrants and Warrant Shares must be held indefinitely unless such securities are subsequently registered under the Act or an exemption from such registration is available. It has been advised or is aware of the provisions of Rule 144 promulgated under the Act.

Section 5.  Conditions to Obligations of the Purchasers

The obligation of each Purchaser to purchase the Stock and Warrants is subject to the fulfillment or waiver on or prior to the Closing Date of each of the following conditions:

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    (a)  Representations and Warranties.  The representations and warranties of the Corporation shall be true and correct in all material respects on the Closing Date.

    (b) Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Corporation on or prior to the Closing Date shall have been performed or complied with in all material respects.

    (c) Opinion of Corporation's Counsel. The Purchaser shall have received from counsel to the Corporation an opinion confirming the representations set forth in the first sentence of Section 3.3 hereof and to the effect that prior approval of the Corporation's stockholders of the sale to the purchasers of the Stock and Warrants is not required under Delaware law.

    (d) Legal Issuance. At the time of the Closing, the issuance, sale and purchase of the Stock and the Warrants shall be legally permitted by all laws and regulations to which the Purchaser and the Corporation are subject.

    (e) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in form and substance to the Purchaser and its counsel. At and as part of the Closing, and subject to the satisfaction or waiver of each of the conditions in Section 6, the Corporation shall deliver to or for the account of the Purchasers certificates as provided in Section 2.2; officers' "bring-down" and incumbency certificates; good-standing certificate; counsel's opinion; and other documents and instruments as are reasonably requested by Purchasers and usual in private placement transactions.

    (f) Due Diligence. Purchasers shall have been provided the opportunity to conduct such due diligence investigation of the Corporation and its subsidiaries as they reasonably determine is necessary in connection with their purchase of the Stock and the Warrants, the Corporation shall have cooperated as reasonably requested to facilitate such due diligence investigation, and such due diligence investigation shall not have uncovered any material adverse and previously undisclosed information about the Corporation or its subsidiaries.

    (g) Satisfaction of Obligations to Broker. The Corporation shall have furnished the Purchaser with assurances satisfactory to the Purchaser that the Corporation has satisfied its obligations to any broker entitled to compensation in connection with the sale of the Stock and Warrants.

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Section 6.  Conditions to Obligations of the Corporation

The Corporation's obligation to sell the Stock and Warrants is subject to the fulfillment or waiver on or prior to the Closing Date of each of the following conditions:

    (a) Representations and Warranties. The representations and warranties made by each Purchaser shall be true and correct in all material respects on the Closing Date.

    (b) Legal Issuance. At the time of the Closing, the issuance, sale and purchase of the Stock and Warrants shall be legally permitted by all laws and regulations to which each Purchaser and the Corporation are subject, and the Corporation's placement agent in connection with the placement of the securities sold to the Purchasers shall have delivered a certification with respect to the non-public offering characteristics of such transactions.

    (c) Payment. The Corporation shall concurrently receive payment for the Stock and Warrants as provided in Section 2.

    (d) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in form and substance to the Corporation and its counsel. At and as part of the Closing, and subject to the satisfaction or waiver of each of the conditions in Section 5, each Purchaser shall deliver to the Corporation payment for the Stock and Warrants purchased; an accredited investor certification with respect to the status of the Purchaser; officers' "bring-down," and incumbency certificates; good-standing certificate; and, if reasonably requested by the Corporation, counsel's opinion; and other documents and instruments as are reasonably requested by Purchasers and usual in private placement transactions.

Section 7.  Covenant to Register Resale of the Stock and Warrant Shares

    (a) For purposes of this Section 7, the following definitions shall apply:

         (i) The terms "register," "registered" and "registration" refer to a registration under the Act effected by preparing and filing a registration statement or similar document in compliance with the Act or an amendment thereto, and the declaration or ordering of effectiveness of such registration statement, document or amendment thereto.

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        (ii)  The term "Registrable Securities" means the Stock and the
              Warrant Shares and any securities of the Corporation or securities of any successor corporation issued as, or issuable upon the conversion or exercise of any warrant, right or other security that is issued as, a dividend or other distribution with respect to, or in exchange for or in replacement of, the Stock or the Warrant Shares.

    (b) (i) At any time after the ninety-first (91st) day following the Closing Date (the "Registration Date"), and from time to time thereafter, any Purchaser shall have the right to require by notice in writing that the Corporation register all or any part of such Registrable Securities held by Purchaser (a "Demand Registration") and the Corporation shall thereupon effect such registration in accordance herewith. As a separate covenant, the Corporation agrees to use its best efforts to file a registration statement on Form S-3 in order to register the Purchasers' respective resales of the Stock and the Warrant Shares and to cause such registration statement to be declared effective not later than the Registration Date.

        (ii) The Corporation shall not be obligated to effect Demand Registration pursuant to subsection (i): (A) if all of the Registrable Securities held by a Purchaser which are intended to be covered by the Demand Registration are, at the time of the request of a Demand Registration, included in an effective registration statement and the Corporation is in compliance with its obligations under Subsection (d) (ii) through (v) hereof with respect to such registration statement, or (B) within 180 days after the effective date of any other registration as to which a Purchaser was given piggy-back rights pursuant to subsection (c) hereof and in which the Purchaser was able to register and sell at least eighty percent (80%) of the Registrable Securities requested by such Purchaser to be included in such registration.

    (c) If the Corporation proposes to register (including for this purpose a registration effected by the Corporation for shareholders other than a Purchaser) any of its stock or other securities under the Act in connection with a public offering of such securities (other than a registration on Form S-4, Form S-8 or other limited purpose form) after the Registration Date and such Registrable Securities have not heretofore been included in a registration statement under Subsection
         (b) which remains effective, the Corporation shall, at such time, promptly give the Purchasers written notice of such registration. Upon the written request of one or more Purchasers given within twenty (20) days after receipt of such notice by such Purchaser or Purchasers, the Corporation shall cause to be registered under the Act all of the Registrable Securities that such Purchaser or

         Purchasers have requested to be registered. However, the Corporation shall have no obligation under this Subsection (c) to the extent that, with respect to a public offering registration, any underwriter of such public offering reasonably requests that the Registrable Securities or a portion thereof be excluded therefrom.

    (d) Whenever required under this Section 7 to effect the registration of any Registrable Securities, the Corporation shall, as expeditiously as reasonably possible:

         (i) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration to become effective and, upon the request of any Purchaser, keep such registration statement effective for so long such Purchaser desires to dispose of the securities covered by such registration statement (but not after such Purchaser in the reasonable opinion of its counsel is free to sell such securities under the provisions of Rule 144(k) under the Act).

        (ii) Prepare and file with the SEC such amendments and supplements to such registration statements and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

       (iii) Furnish to each Purchaser whose Registrable Securities are included in a registration statement such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as such Purchaser may reasonably request in order to facilitate the disposition of Registrable Securities owned such Purchaser.

        (iv) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by each Purchaser whose Registrable Securities are included in a registration statement, provided that the Corporation shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service and process in any such states or jurisdictions.

         (v) Notify each Purchaser whose Registrable Securities are included in a registration statement, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

        (vi) Furnish, at the request of each Purchaser whose Registrable Securities are included in a registration statement, an opinion of counsel of the Corporation, dated the effective date of the registration statement, as to the due authorization and issuance of the securities being registered and compliance with securities laws by the Corporation in connection with the authorization and issuance thereof.

    (e) Each Purchaser whose Registrable Securities are included in a registration statement shall furnish to the Corporation in connection with any registration under this Section 7 such information regarding itself, the Registrable Securities and other securities of the Corporation held by it, and the intended method of disposition of such securities as shall be required to effect the registration of the Registrable Securities held by Purchaser.

    (f) (i) The Corporation shall indemnify, defend and hold harmless each holder of Registrable Securities which are included in a registration statement pursuant to the provisions of Subsections
              (b) or (c), any underwriter (as defined in the Act) for such holder, and the directors, officers and controlling persons of such holder or underwriter from and against, and shall reimburse all of them with respect to, any and all claims, suits, demands, causes of action, losses, damages, liabilities, costs or expenses (singly, "Liability" and collectively, "Liabilities") to which any of them may become subject under the Act or otherwise, arising from or relating to (A) any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or (B) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Corporation shall not be liable in any such case to the extent that any Liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such person in writing specifically for use in the preparation thereof.

        (ii) Each holder of Registrable Securities included in a registration pursuant to the provisions of Subsection (b) or (c) shall indemnify, defend, and hold harmless the Corporation, its directors, officers and controlling persons, and shall reimburse the Corporation, its directors, officers and controlling persons with respect to, any and all Liabilities to which any of them may become subject under the Act or otherwise, arising from or relating to (A) any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or (B) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in conformity with written information furnished by or on behalf of such holder specifically for use in the preparation thereof.

       (iii) Promptly after receipt by an indemnified party pursuant to the provisions of Subsection (f) (i) or (f) (ii) of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party shall, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of Subsection (f)(i) or (f)(ii), promptly notify the indemnifying party of the commencement thereof; provided, however, that the failure to so notify the indemnifying party shall not relieve it from its indemnification obligations hereunder except to the extent that the indemnifying party is materially prejudiced by such failure. If such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses different from or in addition to those available to the indemnifying party, or if there is conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party pursuant to Subsection
              (f)(i) or (f)(ii) for any expense of counsel subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (A) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence, or (B) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action. An indemnifying party shall not be responsible for amounts paid in settlement without its consent, provided that its consent may not be unreasonably withheld.

    (g) (i) With respect to the inclusion of Registrable Securities in a registration statement pursuant to subsections (b) or (c), all fees, costs and expenses of and incidental to such registration, inclusion and public offering shall be borne by the Corporation; provided, however, that any securityholders participating in such registration shall bear their pro rata share of the underwriting discounts and commissions, if any.

        (ii) The fees, costs and expenses of registration to be borne by the Corporation as provided in this Subsection (g) shall include, without limitation, all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Corporation, and all legal fees and disbursements and other expenses of complying with state securities or Blue Sky laws of any jurisdiction or jurisdictions in which securities to be offered are to be registered and qualified. Fees and disbursements of counsel and accountants for the selling securityholders shall, however, be borne by the respective selling securityholder.

    (h) The rights to cause the Corporation to register all or any portion of Registrable Securities pursuant to this Section 7 may be assigned by any Purchaser to a transferee or assignee of 20% or more of the Stock and Warrants originally purchased by such Purchaser hereunder.
         Within a reasonable time after such transfer the Purchaser shall notify the Corporation of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned. Such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. Any transferee asserting registration rights hereunder shall be bound by the provisions of this Section 7.

    (i) From and after the date of this Agreement, the Corporation shall not agree to allow the holders of any securities of the Corporation to include any of their securities in any registration statement filed by the Corporation pursuant to Subsection 7 (b) unless the inclusion of such securities will not reduce the amount of the Registrable Securities included therein.

Section 8.  Affirmative Covenants of the Corporation

The Corporation hereby covenants that, during such time as a Purchaser owns any Stock, or for two years following the Closing Date, whichever period is shorter:

8.1  Reports and Financial Statements.

    (a) The Corporation will cause its common stock to continue to be registered under Sections 12(b) or 12(g) of the Securities Exchange Act of 1934, will comply in all respects with its reporting and filing obligations under said Act, and will not take any action or file any document (whether or not permitted by said Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Act. The Corporation will take all action necessary to make Rule 144 available and to continue the listing or trading of its common stock on any national securities exchange or the Automated Quotation System of the National Association of Securities Dealers on which such common stock is listed or traded, and will comply in all respects with its reporting, filing and other obligations under the bylaws or rules of said exchange or Association.

    (b) The Corporation will furnish to the Purchaser, concurrently with the distribution or filing thereof, each annual and quarterly report to its shareholders, and each other report, registration statement, definitive proxy statement or other document filed with the S.E.C. pursuant to the Exchange Act and each press release or other public announcement issued by the Corporation.

8.2 Maintenance of Office. The Corporation will maintain an office or agency in the United States at such address as may be designated in writing from time to time to the registered holders of the Stock, where notices, presentations and demands to or upon the Corporation in respect of the Stock may be given or made. Unless or until another office or agency is designated by the Corporation, such office shall be at the address set forth adjacent to the name of the Corporation at the foot of this Agreement.

8.3 Maintenance and Compliance. The Corporation will (i) maintain its corporate existence, rights, powers and privileges in good standing, (ii) comply in all material respects with all laws and governmental regulations and restrictions applicable to its business or properties, (iii) keep records and books of account and maintain a system of internal accounting controls in accordance with generally accepted accounting principles and in compliance with Section 13(b)(2) of the Exchange Act, and (iv) retain independent public accountants of recognized national standing as auditors of the Corporation's annual financial statements.

8.4 Assignment of Rights. The rights of the Purchaser hereunder may be assigned by any Purchaser in connection with the transfer or assignment to a single transferee of not less than 25% of the Stock originally purchased by such Purchaser hereunder. Any transferee asserting rights under this Agreement shall be bound by its provisions.

8.5 Effect of Covenants. The covenants in Sections 8.1 and 8.3 shall not be deemed to prohibit a merger, sale of all assets or other corporate reorganization if (i) the entity surviving or succeeding to the Corporation is bound by this Agreement with respect to its securities issued in exchange for or replacement of the Stock, or (ii) the consideration received in exchange for or replacement of the Stock is cash.

Section 9. Legend on Stock and Warrants; Removal of Legend; Transfer Agent Instructions

Each certificate representing the Stock, the Warrants and the Warrant Shares shall be stamped or otherwise imprinted with a legend substantially in the following form (the "Legend") (in addition to any legend required under any applicable state securities laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

Upon request in writing of a holder of Stock or Warrant Shares, the Corporation shall remove the foregoing legend or issue to such holder a new certificate therefor free of any such legend, if, unless otherwise required by applicable state securities laws, (a) the sale of such security is registered under the Act, (b) such holder provides the Corporation with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, and reasonably satisfactory to the Corporation (the cost of which shall be borne by such holder), to the effect that a public sale or transfer of such security may be made without registration under the Act or
(c) such security can be sold pursuant to Rule 144. Such holder agrees to sell all securities, including those represented by a certificate from which the Legend has been removed, or which were originally issued without the Legend,
(i) pursuant to an effective registration statement and to deliver a prospectus in connection with such sale or (ii) in compliance with an exemption from the registration requirements of the Act. In the event the Legend is removed from any security or any security is issued without the Legend and thereafter the effectiveness of a registration statement covering the resale of such security is suspended or a supplement or amendment thereto is required by applicable securities laws, then upon reasonable advance notice to the holder of such security, the Corporation may require that the Legend be placed on any such security that cannot then be sold pursuant to an effective registration statement or Rule 144 or with respect to which the opinion referred to in clause (b) next above has not been rendered, which Legend shall be removed when such security may be sold pursuant to an effective registration statement or Rule 144 or such holder provides the opinion with respect thereto described in clause (b) next above.

The Corporation shall instruct its transfer agent to issue certificates, registered in the name of each respective Purchaser or its nominee, for the Stock and Warrant Shares in such amounts as specified from time to time by such Purchaser to the Corporation. Such certificates shall bear a legend only in the form of the Legend and only to the extent permitted by this Section 9.

The Corporation warrants that no instruction other than instructions consistent with the provisions of this Section 9, and no stop transfer instructions other than stop transfer instructions to give effect to the Legend as provided in this Section 9 and to comply with the Corporation's duties in a situation giving rise to the duty of notice pursuant to Section 7(d)(v) hereof will be given by the Corporation to its transfer agent and that the Stock, Warrants and Warrant Shares shall otherwise be freely transferable on the books and records of the Corporation.

Section 10.  Miscellaneous

10.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado. The Corporation and the Purchasers (i) hereby irrevocably submit to the exclusive jurisdiction of the United States District Court for the District of Colorado and the state courts for the State of Colorado and (ii) hereby waive, and agree not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is improper. The Corporation and each of the Purchasers consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agree that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this paragraph shall affect or limit any right to serve process in any other manner permitted by law.

10.2 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the parties.

10.3 Entire Agreement; Amendment. This Agreement (including any Exhibits hereto) and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated except by a written instrument signed by the Corporation and the Purchaser.

10.4 Notices, etc. All notices and other communications required or permitted hereunder shall be mailed by first-class mail, postage prepaid, or delivered either by hand or by messenger, addressed (a) if to a Purchaser, to such Purchaser's address, indicated below the Purchaser's signature below, or at such other address as the Purchaser shall have furnished to the Corporation in writing, or (b) if to any other holder of any Stock, at the address of such holder as shown on the records of the Corporation, or (c) if to the Corporation, at its address set forth below or at such other address as the Corporation shall have furnished to the Purchasers and each such other holder in writing. All such notices or communications shall be deemed given when actually delivered by hand, messenger, facsimile or mailgram or, if mailed, three days after deposit in the U.S. mail.

10.5 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party to this Agreement (including any holder of Stock), upon any breach or default of another party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

10.6 Publicity. The Company shall not disclose nor include in any public announcement the name or names of Purchaser or its related entities, except as required by law or applicable regulation and then only to the extent of such requirement.

10.7 Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

10.8 Titles and Subtitles. The titles of the Sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the day and year first written above.

                                     RAMTRON INTERNATIONAL CORPORATION

                                     By: -----------------------------
                                        L. David Sikes, Chairman and
                                        Chief Executive Officer
                                     Address:  1850 Ramtron Drive
                                               Colorado Springs, CO 80921

Purchaser: -----------------
           (NAME)
No. of Units of Stock and Warrants
  Purchased:  XXXXXXX UNITS

By: -----------------------
    (SIGNATURE)
Name: ---------------------
Title: --------------------
Address: ------------------

                                    EXHIBIT A
                                 Form of Warrant

                        RAMTRON INTERNATIONAL CORPORATION

                           Warrant to Purchase Shares
                                 of Common Stock
                               December 13, 1999
                                                          Warrant No. XXXXXX
                                                              XXXXXXX Shares

RAMTRON INTERNATIONAL CORPORATION, a Delaware corporation (the "Company"), hereby certifies that, for value received, ---------- or its assigns (the "Holder") is entitled to purchase from the Company, during the period commencing on the date hereof and ending at 5:00 p.m. Eastern Time on the Expiration Date (as hereinafter defined) (the "Warrant Exercise Period"), subject to the terms and conditions hereinafter set forth, the number of shares of the Common Stock, par value $0.01, of the Company determined in accordance with Section 1.

Capitalized terms used herein and not otherwise defined shall have the meanings defined in the Common Stock and Warrants Purchase Agreement dated December 13, 1999 (the "Purchase Agreement"), by and among Company, the Holder and certain other parties.

1. Number of Warrant Shares. Subject to adjustment as provided in Sections 4 and 11, and subject to the conditions to exercise provided in Section 5, the number of shares of Common Stock for which this Warrant may, at any given time during the Warrant Exercise Period, be exercised (such total number of underlying unissued shares as may, from time to time, be issuable upon the exercise hereof being hereinafter referred to as the "Warrant Shares") shall be XXXXXXX.

2. Exercise Price. This Warrant is exercisable for Warrant Shares at a price per share (the "Warrant Price") equal to [$10.813 for A Warrants; $16.220 for B Warrants].

3. Expiration Date. Except as otherwise provided herein, this Warrant shall expire on the earlier to occur of (a) the date on which this Warrant is fully exercised and (b) 5:00 p.m. Mountain Daylight Time, on December 13, 2001, or, if such day is not a Business Day, then at 5:00 p.m. Mountain Daylight Time on the next succeeding Business Day (the "Expiration Date").

4. Procedure for Exercise. Subject to the conditions provided in Section 5, the Holder may exercise this Warrant by presenting and surrendering it to the Company at the office specified in Section 12 between the hours of 9:00 a.m. and 5:00 p.m. on any Business Day during the Warrant Exercise Period, accompanied by (a) payment in cash of the aggregate Warrant Price of the Warrant Shares to be purchased and (b) a subscription form duly executed by the Holder in substantially the form attached hereto as Annex A. The number of Warrant Shares shall be reduced immediately upon any partial exercise by the number of shares so purchased, and a new Warrant, of like tenor and effect herewith, for the remaining Warrant Shares shall be issued to the Holder.

5.  Conditions to Exercise.

    (a) It shall be a condition precedent to any exercise of this Warrant to purchase shares of Common Stock that the Holder shall have obtained, prior to such exercise, all regulatory approvals, if any, required to lawfully acquire such shares.

    (b) Holder shall not be entitled to exercise this Warrant, and this Warrant may not be exercised, to the extent that following such exercise Holder and its affiliates (within the meaning of the Exchange Act) shall be the owners (as that term is defined in Rule 13D and Rule 13G of the Exchange Act) of 15% or more of the outstanding Common Stock of the Company, or if a lesser percentage is set forth after the name of the Investor on the signature page hereof, such lesser percentage. The provisions of this Section cannot be amended [except upon the explicit authorization by the Company's Board of Directors] and the Company shall have no obligation whatever to give any effect to any notice of exercise or subscription for Warrant Shares if the issuance of such Warrant Shares would result in a contravention of the foregoing limitation on beneficial ownership of the Company's Common Stock.

6.  Covenants. The Company covenants and agrees with the Holder as follows:

    (a) All Warrant Shares shall, upon delivery to the Holder, be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock.

    (b) The Company shall pay when due and payable any and all federal and state original issue stock taxes, if any, that may be payable in respect of the issuance of Warrant Shares upon whole or partial exercise of this Warrant.

    (c) The Company shall at all times on or after the issuance of this Warrant and prior to the expiration of the Warrant Exercise Period reserve and keep available a number of authorized but unissued shares of Common Stock sufficient to permit the full exercise of this Warrant. If at any time the number of authorized but unissued shares of Common Stock is not sufficient for this purpose, the Company shall take such corporate action as may be necessary to increase the authorized but unissued shares of Common Stock to a number that is sufficient for this purpose.

    (d) The Company shall cooperate fully with the Holder in obtaining any regulatory approvals referred to in Section 5 hereof.

7. Loss, Theft, Destruction or Mutilation. Upon delivery by the Holder to the Company of evidence reasonably satisfactory to the Company of the ownership and loss, theft, destruction or mutilation of this Warrant, and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company, and (b) in the case of mutilation, of this Warrant for cancellation, the Company shall execute and deliver, in lieu thereof, a new Warrant of like tenor and effect herewith; provided, however, that the Company may require as an additional condition to issuance of any such substitute Warrant payment of a sum sufficient to reimburse it for any stamp tax, other governmental charge or out-of-pocket expense connected therewith.

8.  Rights of Holder.

    (a) The Holder of this Warrant or of any portion thereof shall not, solely as such, be entitled to vote, to receive dividends or to be deemed the holder of Common Stock for any purpose nor shall anything contained in this Warrant be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon a merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Warrant Shares shall have become deliverable.

    (b) Regardless of the date of issue and delivery of certificates representing such shares, the Holder shall for all purposes be deemed to have become the holder of record of all shares purchased upon exercise of this Warrant as of the close of business on the date on which the Company has received, with respect to such purchase, (a) this Warrant, (b) the Warrant Price and (c) a duly executed subscription form.

9. Transfer of Warrant. The Company shall, upon surrender to it of this Warrant, accompanied by one or more duly executed certificates of transfer in substantially the form attached hereto as Annex B, execute and deliver in lieu hereof (a) to and in the name of each assignee or transferee, a new Warrant, of like tenor and effect herewith, representing the right to purchase, on the same terms and conditions as set forth herein, such number of the Warrant Shares as shall have been so assigned or transferred; and (b) to the Holder, in case the right to purchase some portion of the Warrant Shares shall have been retained by the Holder, a new Warrant, of like tenor and effect herewith, representing the right to purchase, on the same terms and conditions as set forth herein, such number of Warrant Shares.

10.  Disposition of Shares.

    (a) Each Holder understands and agrees that this Warrant and the Warrant Shares have not been registered under either the Securities Act of 1933, as amended (the "Act") or any applicable state securities laws (the "State Acts") and may not lawfully be sold or otherwise disposed of for value except upon registration of such transfer in accordance with the securities registration requirements of the Act and any applicable State Acts, or pursuant to an exemption from such registration requirements.

    (b) Any certificates evidencing shares purchased upon exercise hereof shall be imprinted with a conspicuous legend in substantially the following form: THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSELSATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

In connection with the purchase of this Warrant the Company has undertaken to register the Holder's resale of Warrant Shares under certain conditions and upon the effectiveness of such registration and such resale in accordance with the applicable requirements of the Act the certificates representing the Warrant Shares so resold shall be reissued without the foregoing legend.

11. Adjustment of Purchase Price and Number of Shares. The number and kind of securities purchasable upon the exercise of the Warrants and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

    (a) Consolidation, Merger or Reclassification. If the Company at any time while the Warrants remain outstanding and unexpired shall consolidate with or merge into any other corporation, or sell all or substantially all of its assets to another corporation, or reclassify or in any manner change the securities then purchasable upon the exercise of the Warrants (any of which shall constitute a "Reorganization"), then lawful and adequate provision shall be made whereby this Warrant certificate shall thereafter evidence the right to purchase such number and kind of securities and other property as would have been issuable or distributable on account of such Reorganization upon or with respect to the securities which were purchasable or would have become purchasable under the Warrants immediately prior to such Reorganization. The Company shall not effect any such Reorganization unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such Reorganization shall assume by written instrument executed and mailed or delivered to the Holder, at the last address of the Holder appearing on the books of the Company, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase.

    (b) Subdivision or Combination of Shares. If the Company at any time while the Warrants remain outstanding and unexpired shall subdivide or combine its Common Stock, the Warrant Price shall be adjusted to a price determined by multiplying the Warrant Price in effect immediately prior to such subdivision or combination by a fraction
         (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such subdivision or combination and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such subdivision or combination.

    (c) Certain Dividends and Distribution. If the Company at any time prior to the expiration of the Warrant Exercise Period shall take a record of the holders of its Common Stock for the purposes of:

         (i) Stock Dividends. Entitling them to receive a dividend payable in, or to receive any other distribution without consideration of, Common Stock, then the Warrant Price shall be adjusted to the price determined by multiplying the Warrant Price in effect immediately prior to each dividend or distribution by a fraction
              (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution; or

        (ii) Distribution of Assets, Securities, etc. Making any distribution without consideration with respect to its Common Stock (other than a cash dividend) payable otherwise than in its Common Stock, then the Holder shall, upon the exercise hereof, be entitled to receive, in addition to the number of Shares receivable thereupon, and without payment of any additional consideration therefor, such assets or securities as would have been payable to the Holder as owner of that number of Shares on the record date for such distribution; and an appropriate provision therefor shall be made a part of any such distribution.

    (d) Adjustment of Number of Shares. Upon each adjustment in the Warrant Price pursuant to Subsections (b) or (c)(i) of this Section 11, the number of shares purchasable under the Warrants represented by this certificate shall be adjusted to that number determined by multiplying the number of Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately following such adjustment.

    (e)  Notice.  In case at any time:

         (i) The Company shall pay any dividend payable in stock upon its Common Stock or make any distribution, excluding a cash dividend, to the holders of its Common Stock.

        (ii) The Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

       (iii) There shall be any reclassification of the Common Stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or

        (iv) There shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company; then, in any one or more of such cases, the Company shall give to the Holder at least ten (10) days prior written notice (or, in the event of notice pursuant to Section 11(e)(iii), at least thirty (30) days prior written notice) of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect to any such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up. Such notice in accordance with the foregoing clause shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holder of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Each such written notice shall be given by first-class mail, postage prepaid, addressed to the Holder at the address of the Holder as shown on the books of the Company.

    (f) No Change in Certificate. The form of this Warrant certificate need not be changed because of any adjustment in the Warrant Price or in the number of Warrant Shares purchasable on its exercise. The Warrant Price or the number of Warrant Shares shall be considered to have been so changed as of the close of business on the date of adjustment.

12. Notices. All notices and other communications pursuant hereto shall be in writing and shall be deemed given if delivered in person or sent by United States registered mail, postage prepaid:

     If to the Company at:

     Ramtron International Corporation
     1850 Ramtron Drive
     Colorado Springs, Colorado  80921
     Attention:  Chief Executive Officer

If to the Holder at its address set forth in the Purchase Agreement. or at such other address as either party may designate in writing by notice to the other party as provided above.

13. Termination. This Warrant shall automatically and immediately terminate, without any further action by the Company or the Holder, upon the occurrence of any of the following:

    (a) any voluntary or involuntary proceeding shall be commenced with respect to the Holder in a court of competent jurisdiction seeking relief under any applicable bankruptcy, insolvency or similar law;

    (b) a receiver, custodian, sequestrator or similar official for the Holder or for any substantial part of its property shall be appointed or elected;

    (c) the Holder shall commence any winding-up or liquidation, voluntary or involuntary, of the Holder;

    (d) the Holder shall make a general assignment for the benefit of its creditors or become unable generally, or admit in writing its inability, to pay its debts as they become due; or

    (e) the Holder shall take any corporate or similar action for the purpose of effecting any of the foregoing.

14. Miscellaneous. This Warrant contains the entire agreement between the parties with respect to the matters set forth herein and may not be modify supplemented or amended except in a writing signed by both parties. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware.

WITNESS the following signature effective as of the 13th day of December, 1999.

                                         RAMTRON INTERNATIONAL CORPORATION

                                         By: ----------------------------
                                             L. David Sikes, Chairman and
                                             Chief Executive Officer
                                         Address:  1850 Ramtron Drive
                                                   Colorado Springs, CO 80921

                                     ANNEX A
                                SUBSCRIPTION FORM

To Be Executed if Holder Desires To Exercise Warrant

The undersigned hereby exercises, according to the terms and conditions hereof, all or part (as indicated below) of this Warrant and herewith makes payment of the applicable Warrant Price in full.

Name ---------------------------------

Address ------------------------------

No. of Shares ------------------------

Dated --------------------------------

Signature ----------------------------

Title --------------------------------

------------------------------
Social Security Number or
Employer Identification Number

                                  ANNEX B
                         CERTIFICATE OF TRANSFER

Ramtron International Corporation
1850 Ramtron Drive
Colorado Springs, Colorado  80921

Attention:  Chief Executive Officer

Date:----------------

Gentlemen:

With reference to the Warrant to Purchase Shares of Common Stock dated
December 13, 1999 (the "Warrant"), issued by Ramtron International Corporation (the "Company") to -------- (the "Holder"), representing as of the date hereof the right to purchase, on the terms and subject to the conditions herein set forth, ------- shares of the Common Stock, par value $0.01, of the Company (the "Warrant Shares"), the undersigned Holder hereby transfers, conveys and assigns to ----------, subject to the terms and conditions of the Warrant, the right to purchase --------- of such Warrant Shares. By this transfer, all rights of the undersigned Holder with respect to such number of the Warrant Shares are transferred to the transferee.

Enclosed herewith is the original Warrant so that the Company may issue in lieu thereof (a) to the transferee, a new Warrant, of like tenor and effect therewith, for the number of Warrant Shares with respect to which the undersigned Holder's rights under the Warrant are hereby transferred, conveyed and assigned, and (b) if the undersigned Holder has retained its rights under the Warrant with respect to some portion of the Warrant Shares, a new Warrant, of like tenor and effect therewith, for such number of the Warrant Shares.


-----------------------------------
         as Holder

By: -------------------------------

Name: -----------------------------

Title: ----------------------------

                                  EXHIBIT B
                             Disclosure Schedule


1. (A) Conversion option held by the National Electrical Benefit Fund ("NEBF") to convert into Common Stock all or any portion of Ramtron International Corporation's outstanding obligations under a Loan Agreement dated August 31, 1995 between Ramtron International Corporation ("Ramtron") and NEBF (the "Loan Agreement") as amended on August 7, 1999, into Common Stock of Ramtron pursuant to Section 2.14 of the Loan Agreement; and (B) Conversion option held by three entities advised by Dimensional Fund Advisors Inc. to convert into Common Stock all or any portion of Ramtron International Corporation's outstanding obligations under promissory notes dated as of July 30, 1999, to such entities.

2. Registration rights held by NEBF in connection with NEBF's conversion option described above and registration rights held by the Dimensional Fund Advisors Inc. advisees in connection with their conversion option described above.

(Foregoing instruments are disclosed in SEC Reports but set forth herein for reference purposes only.)


*       *      *       *